UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33634 (Commission File Number)	94-3344761 (I.R.S. Employer Identification Number)

One Franklin Parkway, Building 910

San Mateo, CA 94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 645-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.           Completion of Acquisition or Disposition of Assets.

On March 11, 2011, DemandTec, Inc. (“DemandTec”) completed its previously announced acquisition of M-Factor, Inc., a Delaware corporation (“M-Factor”) pursuant to an Agreement and Plan of Merger dated March 9, 2011 (the “Merger Agreement”) that DemandTec entered into with M-Factor, Mogul Merger Sub, Inc., a newly formed and wholly-owned Delaware subsidiary of DemandTec (“Merger Sub”), and Shareholder Representative Services LLC, as Stockholders’ Representative (such transaction, the “Merger”).

As a result of the Merger, DemandTec acquired all of the outstanding equity interests of M-Factor, a privately-held company, for approximately $9.5 million in cash, as adjusted downward for certain M-Factor expenses and liabilities to be paid by DemandTec.

Pursuant to the Merger Agreement, $500,000 of the cash consideration otherwise payable at closing was withheld by DemandTec to secure potential indemnification obligations of M-Factor’s investors. This holdback amount, to the extent not used to satisfy the indemnity obligations, will be released sixteen months after the closing.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The historical consolidated financial statements of M-Factor required to be filed under this Item will be filed as an amendment to this Report as soon as practicable, but not later than 71 calendar days after the date on which this Report is required to be filed with respect to completion of the Merger.

(b) Pro forma financial information

The pro forma financial information for the Merger required to be filed under this Item will be filed as an amendment to this Report as soon as practicable, but not later than 71 calendar days after the date on which this Report is required to be filed with respect to completion of the Merger.

(d) Exhibits

Exhibit
No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated March 9, 2011 by and among DemandTec, Inc., Mogul Merger Sub, Inc., M-Factor, Inc. and Shareholder Representative Services LLC, as Stockholders’ Representative.*

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. DemandTec hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.

DATE: March 16, 2011	By:	/s/ Michael J. McAdam
Michael J. McAdam
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 2.1	Agreement and Plan of Merger dated March 9, 2011 by and among DemandTec, Inc., Mogul Merger Sub, Inc., M-Factor, Inc. and Shareholder Representative Services LLC, as Stockholders’ Representative.*

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. DemandTec hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.